Exhibit A

TRANSACTIONS SINCE THE MOST RECENT FILING

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Issuer since the most recent filing of Schedule 13D on March 6, 2020:

Account	Date of Transaction	Transaction Type (Purchase or Sale)	Shares	Price
IVAGF	3/6/2020	Purchase	130	29.15
WORLD	3/6/2020	Purchase	1,161	29.15
SICAV	3/6/2020	Sale	42,892	30.34
Managed Accounts	3/6/2020	Purchase	533	29.15
IVAGF	3/9/2020	Purchase	4,219	29.19
WORLD	3/9/2020	Purchase	37,720	29.19
Managed Accounts	3/9/2020	Purchase	17,309	29.19
Managed Account	3/9/2020	Sale	1,450	29.41
IVAGF	3/10/2020	Purchase	3,560	28.67
WORLD	3/10/2020	Purchase	31,832	28.67
Managed Accounts	3/10/2020	Purchase	14,608	28.67
IVAGF	3/10/2020	Purchase	1,084	27.87
WORLD	3/10/2020	Purchase	19,535	27.87
Managed Accounts	3/10/2020	Purchase	8,300	27.87
IVAGF	3/11/2020	Purchase	4,725	26.88
WORLD	3/11/2020	Purchase	85,162	26.88
Managed Accounts	3/11/2020	Purchase	36,182	26.88
IVAGF	3/12/2020	Purchase	7,230	25.33
WORLD	3/12/2020	Purchase	131,472	25.33
SICAV	3/12/2020	Purchase	17,910	25.33
Managed Accounts	3/12/2020	Purchase	61,452	25.33
IVAGF	3/13/2020	Purchase	6,939	25.94
WORLD	3/13/2020	Purchase	126,186	25.94
SICAV	3/13/2020	Purchase	17,189	25.94
Managed Accounts	3/13/2020	Purchase	53,999	25.94
Managed Account	3/16/2020	Purchase	7,317	24.47
Managed Account	3/17/2020	Sale	7,555	25.08